EXHIBIT 99.1

Contacts: Carol Coale / Ken Dennard Dennard ▪ Lascar Associates, LLC (713) 529-6600

FOR IMMEDIATE RELEASE

LUCAS ENERGY ANNOUNCES $2 MILLION EQUITY OFFERING AND IS GRANTED NYSE MKT COMPLIANCE PLAN EXTENSION

HOUSTON, TEXAS – April 16, 2014 – Lucas Energy, Inc. (NYSE MKT: LEI) (“Lucas” or the “Company”), an independent oil and gas company with its operations in Texas, today announced that it has entered into an agreement with funds managed by Ironman Energy Master Fund and John B. Helmers (associated with Long Focus Capital Management), pursuant to which the Company will sell up to 3,333,332 units at $0.60 per unit for total consideration of $2,000,000 to such entities.  The units are each comprised of one share of common stock plus associated warrants to purchase 1,666,666 shares of common stock at an exercise price of $1.00 per share with a five-year term.  The Company will use the net proceeds from the sale of the Units solely for oil and gas development and for general corporate purposes.

The closing of the offering is expected to take place on or before April 21, 2014, subject to the satisfaction of customary closing conditions, at which time the Company will receive the cash proceeds and deliver the securities.

“We are encouraged to have two of our existing significant shareholders, Ironman and Mr. Helmers, demonstrate a vote of confidence by taking an increased stake in our Company,” said Anthony C. Schnur, Chief Executive Officer of Lucas.

The Company also announced today that the NYSE MKT (the "Exchange") which accepted the Company’s plan of compliance dated March 28, 2014, and granted the Company until April 14, 2014 to regain compliance under its plan of compliance with Section 1003(a)(iv), extended the date the Company is required to regain compliance by to July 31, 2014.  Based on information provided by the Company, the Exchange has determined that, in accordance with Section 1009 of the Company Guide, Lucas has made a reasonable demonstration of its ability to regain compliance by the end of the extended period.  Therefore, at this time, the Exchange is prepared to continue the listing of the Company subject to certain conditions.  The Company will be subject to periodic review by Exchange Staff during the extension period.  Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the NYSE MKT.  By July 31, 2014, the Company must be in compliance with the Exchange’s continued listing standards.

The units are being offered pursuant to a shelf registration statement on Form S-3 (Registration Number 333-188663), which was declared effective by the SEC on May 24, 2013.  This announcement shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. When filed with the SEC, copies of the prospectus supplement together with the accompanying prospectus can be obtained at the SEC's website at http://www.sec.gov, or by request at Attn: Corporate Secretary, 3555 Timmons Lane, Suite 1550, Houston, Texas 77027.

About Lucas Energy, Inc.

Lucas Energy (NYSE MKT: LEI) is engaged in the acquisition and development of crude oil and natural gas from various known productive geological formations, including the Austin Chalk, Eagle Ford and Buda / Glen Rose.  Based in Houston, Lucas Energy's management team is committed to building a platform for growth and the development of its five million barrels of proved Eagle Ford and other oil reserves while continuing its focus on operating efficiencies and cost control.

For more information, please visit the updated Lucas Energy web site at www.lucasenergy.com.  Lucas Energy has updated its website to reflect the most recent Fact Sheet and a new offset operator map of its South Texas acreage.

Safe Harbor Statement and Disclaimer

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward looking statements (including those regarding the Company’s expectations regarding the completion of the public offering) give our current expectations, opinion, belief or forecasts of future events and performance.  A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements.  Although Lucas believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Lucas to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or fourth party consents; and other risks described in Lucas’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.